Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Intellicheck, Inc. on Form S-8 to be filed on or about July 30, 2021 of our report dated March 29, 2021, on our audits of the financial statements as of December 31, 2020 and 2019 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 29, 2021.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Iselin, New Jersey
July 30, 2021